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Patrick O'Brien
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For Immediate Release

GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

- ~90,000 U.S. and EU Patients Initiated Treatment on Sovaldi or Harvoni -
- Product Sales of $7.4 billion -
- Non-GAAP EPS of $2.94 per share -
- Revised 2015 Full Year Guidance -

Foster City, CA, April 30, 2015 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the first quarter ended March 31, 2015. The financial results that follow represent a year over year comparison of first quarter 2015 to the first quarter 2014. Total revenues were $7.6 billion in 2015 compared to $5.0 billion in 2014. Product sales were $7.4 billion in 2015 compared to $4.9 billion in 2014. Net income was $4.3 billion, or $2.76 per diluted share in 2015 compared to $2.2 billion or $1.33 per diluted share in 2014. Non-GAAP net income, which excludes amounts related to acquisition, restructuring, stock-based compensation and other, was $4.6 billion, or $2.94 per diluted share in 2015 compared to $2.5 billion or $1.48 per diluted share in 2014.

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2015	2014
Product sales	$7,405	$4,871
Royalty, contract and other revenues	189	128
Total revenues	$7,594	$4,999

Net income attributable to Gilead	$4,333	$2,227
Non-GAAP net income attributable to Gilead	$4,604	$2,488

Diluted EPS	$2.76	$1.33
Non-GAAP diluted EPS	$2.94	$1.48
Product Sales
Total product sales for the first quarter of 2015 were $7.4 billion compared to $4.9 billion for the first quarter of 2014. In the first quarter, product sales in the U.S. were $5.2 billion compared to $3.6 billion for the first quarter of 2014, and in Europe, product sales for the first quarter of 2015 were $1.8 billion compared to $1.0 billion for the same period in 2014.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

Antiviral Product Sales
Antiviral product sales increased to $7.0 billion for the first quarter of 2015, up from $4.5 billion for the first quarter of 2014 primarily due to sales of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), which was approved in the U.S. and Europe in the fourth quarter of 2014, partially offset by a decrease in sales of Sovaldi® (sofosbuvir).

Other Product Sales
Other product sales, which include Letairis®, Ranexa® and AmBisome®, were $417 million for the first quarter of 2015 compared to $362 million for the first quarter of 2014.

Operating Expenses
During the first quarter of 2015, compared to the same period in 2014:

•
Non-GAAP research and development (R&D) expenses increased primarily due to the continued progression and expansion of Gilead's clinical studies, particularly phase 3 studies in the liver disease and oncology areas.

•	Non-GAAP selling, general and administrative (SG&A) expenses increased primarily due to growth in our business including commercial expansion for our hepatitis C virus (HCV) products.

	Three Months Ended
	March 31,
(In millions)	2015	2014
Non-GAAP research and development expenses	$651	$558
Non-GAAP selling, general and administrative expenses	$600	$500

Note:	Non-GAAP R&D and SG&A expenses exclude amounts related to acquisition, restructuring, stock-based compensation and other.
Cash, Cash Equivalents and Marketable Securities
As of March 31, 2015, Gilead had $14.5 billion of cash, cash equivalents and marketable securities compared to $11.7 billion as of December 31, 2014. During the first quarter of 2015, Gilead generated $5.7 billion in operating cash flow and utilized $3.0 billion to repurchase shares, which completes our May 2014 stock repurchase program.

Revised 2015 Full Year Guidance
Gilead updated its full year 2015 guidance, which it initially provided on February 3, 2015.

(In millions, except percentages and per share amounts)	Initially Provided February 3, 2015	Updated April 30, 2015
Net Product Sales	$26,000 - $27,000	$28,000 - $29,000
Non-GAAP*
Product Gross Margin	87% - 90%	87% - 90%
R&D	$3,000 - $3,300	$3,000 - $3,300
SG&A	$3,000 - $3,300	$3,000 - $3,300
Effective Tax Rate	18.0% - 20.0%	18.0% - 20.0%

Diluted EPS Impact of Acquisition-Related, Restructuring, Stock-Based Compensation Expenses and Other	$0.82 - $0.87	$0.82 - $0.87

* Non-GAAP product gross margin, R&D and SG&A expenses and effective tax rate exclude amounts related to acquisition, restructuring, stock-based compensation and other.

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Product & Pipeline Updates Announced by Gilead During the First Quarter of 2015 Include:
Antiviral Program

•
Announced that the Japanese Ministry of Health, Labour and Welfare approved Sovaldi for the suppression of viremia in patients with genotype 2 chronic HCV infection with or without compensated cirrhosis. Sovaldi is indicated for use in combination with ribavirin (RBV) for 12 weeks. Sovaldi (in combination with RBV) is the first all-oral, interferon-free treatment regimen for genotype 2 HCV infection.

•	Presentation of data at the 22nd Conference on Retroviruses and Opportunistic Infections included announcement of:

◦
Positive results from a Phase 3 clinical trial evaluating the once-daily single tablet regimen Harvoni for the treatment of genotypes 1 or 4 chronic HCV infection among patients co-infected with HIV. In the trial, 96 percent of HCV patients achieved a sustained virologic response 12 weeks after completing therapy (SVR12). Patients who achieve SVR12 are considered cured of HCV infection.

◦
Positive 48-week results from two Phase 3 studies (Studies 104 and 111) evaluating an investigational once-daily single tablet regimen containing tenofovir alafenamide (TAF) for the treatment of HIV-1 infection in treatment-naïve adults. TAF is a novel nucleotide reverse transcriptase inhibitor that has demonstrated high antiviral efficacy at a dose 10 times lower than Gilead’s Viread, as well as improved renal and bone laboratory parameters, in clinical trials.

◦
Positive results from a preclinical study conducted in collaboration with researchers at Beth Israel Deaconess Medical Center evaluating a proprietary investigational oral TLR7 agonist and analogue of GS-9620 as part of an HIV eradication strategy. Data demonstrated that treatment with the TLR7 agonist induced transient plasma Simian Immunodeficiency Virus (SIV) RNA, as well as reduced SIV DNA in virally suppressed rhesus macaques given antiretroviral therapy (ART). In addition, the study found that after discontinuation of ART, SIV viral loads were lower among macaques that received the proprietary TLR7 agonist compared to the placebo group.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss the company's financial results for the first quarter 2015 as well as provide a general business update. The live webcast of the call can be accessed at the company's Investors page at www.gilead.com/investors. Please connect to the company's website at least 15 minutes prior to the start of the call to ensure adequate time for any software download that may be required to listen to the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 19520644 to access the call. Telephone replay will be available approximately two hours following the call through 11:59 p.m. Eastern Time, May 2, 2015. To access the replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 19520644. The webcast will be archived on www.gilead.com/investors for one year.
About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.
Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. generally accepted accounting principles (GAAP) and also on a non-GAAP basis. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 6 and 7.

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Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2015 financial results; Gilead's ability to sustain growth in revenues for its antiviral and other programs; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving sofosbuvir-containing products, tenofovir alafenamide, including in combination with other products, and GS-9620; Gilead's ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including fixed-dose combination of ledipasvir and sofosbuvir in Japan; Gilead's ability to successfully commercialize its products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Sovaldi and Harvoni; Gilead's ability to successfully develop its oncology, inflammation, cardiovascular and respiratory programs, including the compounds purchased from Phenex Pharmaceuticals AG; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates, including GS-9620; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; Gilead's ability to complete its share repurchase program due to changes in its stock price, corporate or other market conditions; Gilead’s ability to pay dividends under its dividend program and the risk that its Board of Directors may reduce the amount of the dividend; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Annual Report on Form 10-K for the year ended December 31, 2014 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, HARVONI®, SOVALDI®, TRUVADA®, STRIBILD®, COMPLERA®, EVIPLERA®, VIREAD®, LETAIRIS®, RANEXA®, AMBISOME®, ZYDELIG®, EMTRIVA®, TYBOST®, HEPSERA®, VITEKTA®, CAYSTON®, VOLIBRIS®, and RAPISCAN®.

ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Product sales	$7,405	$4,871
Royalty, contract and other revenues	189	128
Total revenues	7,594	4,999
Costs and expenses:
Cost of goods sold	882	813
Research and development expenses	696	595
Selling, general and administrative expenses	645	548
Total costs and expenses	2,223	1,956
Income from operations	5,371	3,043
Interest expense	(153)	(76)
Other income (expense), net	21	(18)
Income before provision for income taxes	5,239	2,949
Provision for income taxes	907	726
Net income	4,332	2,223
Net loss attributable to noncontrolling interest	1	4
Net income attributable to Gilead	$4,333	$2,227
Net income per share attributable to Gilead common stockholders - basic	$2.91	$1.45
Net income per share attributable to Gilead common stockholders - diluted	$2.76	$1.33
Shares used in per share calculation - basic	1,488	1,537
Shares used in per share calculation - diluted	1,569	1,680

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION*
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Cost of goods sold reconciliation:
GAAP cost of goods sold	$882	$813
Stock-based compensation expenses	(3)	(3)
Acquisition related-amortization of purchased intangibles	(206)	(199)
Variable interest entity consolidated costs (2)	1	—
Non-GAAP cost of goods sold	$674	$611

Product gross margin reconciliation:
GAAP product gross margin	88.1%	83.3%
Stock-based compensation expenses	—%	0.1%
Acquisition related-amortization of purchased intangibles	2.8%	4.1%
Non-GAAP product gross margin(1)	90.9%	87.4%

Research and development expenses reconciliation:
GAAP research and development expenses	$696	$595
Stock-based compensation expenses	(42)	(34)
Acquisition related-contingent consideration remeasurement	(3)	(3)
Non-GAAP research and development expenses	$651	$558

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$645	$548
Stock-based compensation expenses	(47)	(46)
Restructuring expenses	2	—
Acquisition related-amortization of purchased intangibles	—	(2)
Non-GAAP selling, general and administrative expenses	$600	$500

Operating margin reconciliation:
GAAP operating margin	70.7%	60.9%
Stock-based compensation expenses	1.2%	1.6%
Acquisition related-amortization of purchased intangibles	2.7%	4.0%
Acquisition related-contingent consideration remeasurement	—%	0.1%
Non-GAAP operating margin(1)	74.7%	66.6%

Other income (expense) reconciliation:
GAAP other income (expense), net	$21	$(18)
Acquisition related-transaction costs	—	(2)
Non-GAAP other income (expense), net	$21	$(20)

Note:
(1) Amounts may not sum due to rounding
(2) Consolidation of a contract manufacturer
* Immaterial amounts are not presented in the tables above

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)*
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Effective tax rate reconciliation:
GAAP effective tax rate	17.3%	24.6%
Acquisition related-amortization of purchased intangibles	(0.4)%	(1.4)%
Non-GAAP effective tax rate(1)	16.9%	23.2%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$4,333	$2,227
Stock-based compensation expenses	69	64
Restructuring expenses	(2)	—
Acquisition related transaction costs	—	(1)
Acquisition related-amortization of purchased intangibles	201	195
Acquisition related-contingent consideration remeasurement	3	3
Non-GAAP net income attributable to Gilead	$4,604	$2,488

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.76	$1.33
Stock-based compensation expenses	0.04	0.04
Acquisition related-amortization of purchased intangibles	0.13	0.12
Non-GAAP diluted earnings per share(1)	$2.94	$1.48

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,569	1,680
Share impact of current stock-based compensation rules	(1)	(1)
Non-GAAP shares used in per share calculation (diluted)	1,568	1,679

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$208	$202
Research and development expenses adjustments	45	37
Selling, general and administrative expenses adjustments	45	48
Other income (expense) adjustments	—	(2)
Total non-GAAP adjustments before tax	298	285
Income tax effect	(28)	(24)
Less: variable interest entity consolidated costs (2)	1	—
Total non-GAAP adjustments after tax attributable to Gilead	$271	$261

Note:
(1) Amounts may not sum due to rounding
(2) Consolidation of a contract manufacturer
* Immaterial amounts are not presented in the tables above

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31,	December 31,
	2015	2014(1)

Cash, cash equivalents and marketable securities	$14,514	$11,726
Accounts receivable, net	4,835	4,635
Inventories	1,908	1,386
Property, plant and equipment, net	1,765	1,674
Intangible assets, net	10,867	11,073
Goodwill	1,172	1,172
Other assets	3,260	2,998
Total assets	$38,321	$34,664

Current liabilities	$7,428	$5,761
Long-term liabilities	13,294	13,069
Equity component of currently redeemable convertible notes	11	15
Stockholders’ equity(2)	17,588	15,819
Total liabilities and stockholders’ equity	$38,321	$34,664

(1) Derived from the audited consolidated financial statements as of December 31, 2014.
(2) As of March 31, 2015, there were 1,477 million shares of common stock issued and outstanding.

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2015	2014
Antiviral products:
Harvoni – U.S.	$3,016	$—
Harvoni – Europe	477	—
Harvoni – Other International	86	—
	3,579	—

Sovaldi – U.S.	421	2,098
Sovaldi – Europe	483	163
Sovaldi – Other International	68	13
	972	2,274

Truvada – U.S.	409	368
Truvada – Europe	301	323
Truvada – Other International	61	69
	771	760

Atripla – U.S.	494	490
Atripla – Europe	194	237
Atripla – Other International	46	53
	734	780

Stribild – U.S.	282	187
Stribild – Europe	61	24
Stribild – Other International	13	4
	356	215

Complera / Eviplera – U.S.	163	131
Complera / Eviplera – Europe	145	109
Complera / Eviplera – Other International	12	11
	320	251

Viread – U.S.	100	81
Viread – Europe	80	84
Viread – Other International	54	46
	234	211

Other Antiviral – U.S.	14	7
Other Antiviral – Europe	7	9
Other Antiviral – Other International	1	2
	22	18

Total antiviral products – U.S.	4,899	3,362
Total antiviral products – Europe	1,748	949
Total antiviral products – Other International	341	198
	6,988	4,509
Other products:
Letairis	151	123
Ranexa	117	111
AmBisome	85	92
Zydelig	26	—
Other	38	36
	417	362

Total product sales	$7,405	$4,871